EXHIBIT 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Ordinary Shares of Gesher Acquisition Corp. II, dated as of May 15, 2025, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Date:  May 15, 2025
VERITION FUND MANAGEMENT LLC
By:	/s/ William Anderson
Name:	William Anderson
Title:	CFO

NICHOLAS NAOUNIS
/s/ Nicholas Maounis